Exhibit 10.1

Certain information as identified with “[XXX]” has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

LOAN AGREEMENT

Party A: Zhilin Li ID Number: [XXX]

Party B: Hainan Helpson Medical & Biotechnology Co., Ltd.

The two parties above have reached the following agreements with regards to a loan based on equality, voluntariness and consensus.

1.	Party A agrees to lend Party B a loan of RMB￥4.77 million, and will release the funds in full amount by July 9, 2019.
2.	Interest of the loan: 4.35% per annum (the benchmark interest rate for one-year loans)
3.	Term of the loan: one year
4.	Date and method of repayment: according to its financial conditions, Party B should pay back the principal and interest of the loan from time to time without affecting its production and operation, until all principal and interest are paid off.

Party A (Signature & Seal):	/s/ Zhilin Li	Date: July 8, 2019

Party B (Signature & Seal):	The Seal of Hainan Helpson	Date: July 8, 2019
Medical & Biotechnology Co., Ltd. is affixed